UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2007

Paladin Holdings, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA	00-50059	94-3371514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2344 Woodridge Avenue, Kingsport, Tennessee 37664

(Address of principal executive offices)

(423) 247-9560

(Registrant’s telephone number, including area code)

Bad Toys Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The information furnished on Exhibit 99.1 is hereby incorporated by reference under this Item 7.01 as if fully set forth herein.

The information presented herein under Item 7.01 shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Effective August 13, 2007 (the “Effective Time”), Bad Toys Holdings, Inc. (the “Company”) completed its merger (the “Merger”) pursuant to the Agreement of Merger and Plan of Reorganization (the “Agreement”) with and into its wholly-owned subsidiary, Paladin Holdings, Inc., a Florida corporation (the “Surviving Corporation”). A copy of the Agreement, which was previously filed on July 2, 2007 with the Securities and Exchange Commission as an Exhibit to the Company’s Definitive Information Statement regarding the Merger, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in this Current Report.

As result of the Merger, the Company is now a Florida corporation and its name has been changed to Paladin Holdings, Inc. A copy of the Surviving Corporation’s Articles of Incorporation, as amended, and By-Laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference in this Current Report.

As of the Effective Time, each outstanding share of the Company’s common stock, $0.001 per share was automatically converted into one share of the Surviving Company’s common stock, $0.001 par value per share, which is traded on the Over the Counter Bulletin Board under the Company’s symbol: BTYH.OB. Shareholders are not required to exchange their present stock certificates for new stock certificates to effectuate the merger.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Paladin Holdings, Inc. Amended and Restated Articles of Incorporation
3.2	Paladin Holdings, Inc. By-Laws
10.1	Agreement of Merger and Plan of Reorganization, dated July 2, 2007, by and between Bad Toys Holdings, Inc. and Paladin Holdings, Inc.
99.1	Press Release dated August 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paladin Holdings, Inc.

By:	/s/ Larry N. Lunan
Larry N. Lunan, President

Dated: August 14, 2007